EXHIBIT 99.1

                   Trimble Announces Record Quarterly Results

o Record revenues of $179.5 million versus guidance of $163.0 - $166.0 million;

o    GAAP EPS of $0.36 versus guidance of $0.28 - $0.30;

o Non-GAAP EPS (35 percent tax rate) of $0.32 versus First Call mean estimate of $0.26;

o Full-year revenue guidance increased to $660.0 - 667.0 million versus previous guidance of $615.0 - $625.0 million;

o Full-year GAAP EPS guidance increased to $1.05 - $1.09 versus previous guidance of $0.98 - $1.04;

SUNNYVALE, Calif., July 27, 2004 - Trimble (Nasdaq: TRMB) today announced results for its second fiscal quarter ended July 2, 2004. The Company reported second quarter revenues of approximately $179.5 million, a 30 percent increase over the approximately $138.1 million reported in the second quarter of 2003. The second quarter is typically the Company's strongest due to seasonality in the Engineering and Construction (E&C) market.

GAAP Net Income and EPS
GAAP net income for the second quarter of 2004 was approximately $19.5 million, a 140 percent increase over the $8.1 million reported in the second quarter of 2003. GAAP EPS for the second quarter of 2004 were $0.36, a 125 percent increase over the $0.16 reported in the second quarter of 2003. The Company used an 18.3 percent effective tax rate when calculating GAAP net income and EPS for the second quarter of 2004 versus previous guidance of 15 percent. The Company attributed this increase in tax rate to a stronger profit outlook for the entire fiscal year 2004.

Use of Non-GAAP Financial Measures
The Company provides non-GAAP financial measures called "non-GAAP net income" and "non-GAAP EPS" to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains or losses that, when excluded from the

GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results.

Addendum to use of Non-GAAP Financial Measures - effective for the quarter ended July 2, 2004
Beginning with the second quarter ended July 2, 2004, the Company began to report its non-GAAP net income and EPS at a fully-taxed rate of 35 percent. Prior to this change, the Company's reported non-GAAP net income and EPS were taxed using the same effective rate as was used to calculate GAAP net income and EPS. Using this rate (18.3 percent for the quarter ended July 2, 2004) non-GAAP EPS for the quarter would have been $0.40. Going forward, the Company intends to only report its non-GAAP net income and EPS at a fully-taxed rate of 35 percent. A detailed reconciliation of the GAAP results to the non-GAAP results for the quarter ended July 2, 2004 is provided in the accompanying financial statements under: "Reconciliation of GAAP and Non-GAAP Net Income and EPS (35 percent tax rate)." For the purpose of comparison with prior results, the Company has also put a quarterly reconciliation dating back to the first quarter of 2002 of GAAP to non-GAAP (35 percent tax rate) on its website at the following link: http://www.trimble.com/investors.html.

Non-GAAP net income (fully-taxed at 35 percent) for the second quarter of 2004 was $17.2 million, a 71 percent increase over $10.1 million for the second quarter of 2003. Non-GAAP EPS for the second quarter of 2004 were $0.32, a 60 percent increase over $0.20 for the second quarter of 2003. GAAP and non-GAAP EPS for the second quarter of 2004 were calculated on a diluted basis using approximately 54.6 million shares.

"We continued to see strength across all business segments this quarter," said Steven W. Berglund, Trimble president and CEO. "Demand was generally robust and our competitive position enabled us to take advantage of the improved environment. Our results in construction machine control and agricultural guidance were particularly strong. In addition, our business development efforts continue to produce results. For example, we began initial shipments of our

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TrimTrac  locator product during the quarter.  The  procurement  environment for components remained a challenge, but we have addressed the problem and do not expect it to have a significant effect on future results."

Second Fiscal Quarter Business Segment Highlights
Engineering and Construction
E&C reported record quarterly revenues for the second consecutive quarter, growing by more than 22 percent versus the second quarter of 2003. All product segments within E&C performed well and showed double-digit year-over-year growth. Sales of construction machine control products were particularly strong and were driven by seasonal buying in a robust construction market.

Field Solutions (TFS) - Agriculture and Geographic Information Systems (GIS)
TFS also reported record quarterly revenues for the second consecutive quarter, growing by more than 50 percent over the second quarter of 2003. In the agricultural market, continued strong demand for automated and manual guidance products, combined with a robust agriculture environment drove strong sales. In addition, Trimble began shipping its first automated guidance products to CNH Global (NYSE: CNH) for dealer installation during the quarter.

Also contributing to the record quarter for TFS, were record sales of GIS products. These sales were driven by continued acceptance of the Company's GeoExplorer(R) series of rugged GPS handheld products, expanded distribution in the U.S. and Europe and state and local government spending in the U.S.

Component Technologies (CT)
Second quarter revenues for CT increased by approximately 11 percent over the second quarter of 2003. Demand for GPS boards used in security and vehicle navigation products drove the year-over-year increase. The Company began shipping its new TrimTrac(TM) locator and expects to deliver on its growing six-figure unit backlog over the next several quarters.

Mobile Solutions (TMS)
Second quarter revenues for TMS increased by approximately 43 percent over the second quarter of 2003. During the quarter, the total number of subscribers increased by more than 50 percent over the first quarter of 2004 due to strong additions from the Company's dealer channel as well as continued growth in the construction materials supply vertical.

The Company also added two new enterprise accounts over the past several months. In the telecommunications market, the Company won a contract with an enterprise-size customer in July to outfit one division of its national service fleet. Additionally, in the construction materials market, the Company began a multi-quarter installation with one of the 10 largest ready mix fleet operators in the U.S.

Guidance
For the third quarter ending October 1, 2004, the Company expects revenues will be between $165.0 and $168.0 million. Within these revenue guidelines, GAAP operating margins are expected to be around 12 percent. Net interest expense is expected to be approximately $0.9 million, and other non-operating expense should be approximately $1.8 million. For GAAP income tax provision, the Company now believes the increased profits will move the effective tax rate to 17 percent on a quarterly and full-year basis in 2004. Within these revenue and expense guidelines, Trimble expects GAAP EPS to be between $0.25 and $0.27, assuming 55.2 million shares outstanding. GAAP EPS includes approximately $2.0 million for amortization of purchased intangibles that should be excluded when calculating non-GAAP EPS. As mentioned previously in this release, quarterly and full-year non-GAAP EPS will now be taxed at a 35 percent rate going forward.

Guidance for the entire fiscal year 2004 is for revenues between $660.0 and $667.0 million, with GAAP EPS of $1.05 to $1.09, assuming a weighted average of

55.0 million shares outstanding for the year. GAAP EPS includes approximately $8.3 million for amortization of purchased intangibles and $0.4 million in restructuring charges that should be excluded when calculating non-GAAP EPS.

Investor Conference Call / Webcast Details
The Company will hold a conference call on Tuesday, July 27, 2004 at 8:00 AM Pacific Time to review its second quarter results. It will be broadcast live on the web at http://www.trimble.com/investors.html. A replay of the call will be available for 7 days beginning at 5:00 PM, Pacific Time. The replay number is
(800) 642-1687, and the passcode is 8530348.

About Trimble
Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies, as well as wireless communications and software, to create complete customer solutions. Trimble's worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, automobile navigation, machine guidance, asset tracking, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,000 employees in more than 20 countries worldwide. For an interactive look at Company news and products, visit Trimble's Web site at http://www.trimble.com

Forward Looking Statement:
Certain statements made in this press release are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, gross margin, operating expenses, net interest expense, non-operating expense, income tax provision and earnings per share estimates for the quarter ending October 1, 2004 and for the fiscal year ending December 31, 2004. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, recent strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. In addition, the Company's results may be adversely affected if our joint ventures and recent acquisitions do not achieve anticipated results or our ability to market, manufacture and ship new products such as our TrimTrac locator or new wireline telecommunications products. Any failure to achieve predicted results could negatively impact the Company's revenues, gross margin and other financial results. Whether the Company achieves its guidance for the third quarter of 2004 and the entire fiscal year 2004 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended                   Six Months Ended
                                                             ------------------                   ----------------
                                                           July 2,          July 4,            July 2,         July 4,
                                                            2004             2003               2004            2003
                                                            ----             ----               ----            ----
Revenue                                                     $179,451         $138,132           $335,961        $265,457
Cost of revenue                                               91,132           67,037            171,882         132,607
                                                              ------           ------            -------         -------
    Gross Margin                                              88,319           71,095            164,079         132,850
                                                              ------           ------            -------         -------
    Gross Margin (%)                                           49.2%            51.5%              48.8%           50.0%

Operating expenses:
    Research and development                                  19,937           17,077             38,785          33,117
    Sales and marketing                                       27,358           24,560             53,662          48,557
    General and administrative                                11,952            9,896             22,338          18,531
    Restructuring charges                                        327              716                327           1,106
    Amortization of purchased intangibles                      2,075            1,725              4,059           3,520
                                                               -----            -----              -----           -----
       Total operating expenses                               61,649           53,974            119,171         104,831
                                                              ------           ------            -------         -------
Operating income                                              26,670           17,121             44,908          28,019

Non-operating income (expense), net:
    Interest expense, net                                      (878)          (6,014)            (1,856)         (9,389)
    Foreign exchange gain (loss), net                            507              391              (129)             483
    Other income (expense), net                                  (3)             (92)                 77           (139)
    Expenses for affiliated operations, net                  (2,453)          (1,901)            (4,052)         (3,116)
                                                             ------           ------             ------          ------
       Total non-operating expense, net                      (2,827)          (7,616)            (5,960)        (12,161)
                                                             ------           ------             ------         -------

Income  before income taxes                                   23,843            9,505             38,948          15,858

Income tax provision                                           4,356            1,400              6,621           2,400
                                                               -----            -----              -----           -----

Net income                                                   $19,487          $ 8,105            $32,327        $ 13,458
                                                             =======          =======            =======        ========
Earnings per share :
     Basic                                                   $  0.38          $  0.17            $  0.64          $ 0.29
     Diluted                                                 $  0.36          $  0.16            $  0.59          $ 0.28

Shares used in calculating earnings per share :
    Basic                                                     50,817           47,211             50,617          45,626
                                                              ======           ======             ======          ======
    Diluted                                                   54,627           49,619             54,424          47,346
                                                              ======           ======             ======          ======

                       Fully taxed Non-GAAP Reconciliation
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                     Three Months Ended       Six Months Ended
                                                                     ------------------       ----------------
                                                                   July 2,      July 4,      July 2,     July 4,
                                                                    2004         2003         2004        2003
                                                                    ----         ----         ----        ----
GAAP income before income taxes                                   $23,843     $  9,505      $38,948     $15,858

Non-GAAP adjustments :
    Amortization of purchased intangibles assets                    2,075        1,725        4,059       3,520
    Amortization of acquisition-related inventory step-up             290            -          475           -
    Restructuring charges                                             327          716          327       1,106
    Debt issuance charges                                                        2,224                    2,224
    Warrants charges                                                             1,332                    1,332
                                                                                 -----                    -----
       Total Non-GAAP adjustments                                   2,692        5,997        4,861       8,182
                                                                    -----        -----        -----       -----


Non-GAAP income before income taxes                                26,535       15,502       43,809      24,040
Income tax provision - Fully taxed at 35%                           9,287        5,426       15,333       8,414
                                      --                            -----        -----       ------       -----
Fully-taxed Non-GAAP net income                                   $17,248     $ 10,076      $28,476     $15,626
                                                                  =======     ========      =======     =======
Diluted Fully-taxed Non-GAAP EPS                                  $  0.32     $   0.20      $  0.52     $  0.33
                                                                  =======     ========      =======     =======

Shares used in calculating diluted non-GAAP earnings per share     54,627       49,619       54,424      47,346
                                                                  =======     ========      =======     =======




                                      CONSOLIDATED BALANCE SHEETS
                                             (In thousands)
                                              (Unaudited)

                                                                    July 2,            Jan 2,
                                                                      2004              2004
                                                                      ----              ----
Assets
Current assets:
   Cash and cash equivalents                                      $   54,657          $   45,416
   Accounts and other receivables, net                               131,581             103,350
   Inventories, net                                                   69,836              70,826
   Deferred income taxes                                               4,372               4,380
   Other current assets                                                8,457               8,885
                                                                       -----               -----
      Total current assets                                           268,903             232,857

Property and equipment, net                                           27,794              27,379
Goodwill and other purchased intangible assets, net                  264,184             261,166
Deferred income taxes                                                  4,156               4,173
Other assets                                                          23,203              19,328
                                                                      ------              ------
      Total assets                                                $  588,240          $  544,903
                                                                  ==========          ==========

Liabilities and Shareholders' Equity

Current liabilities:
   Current portion of long-term debt                              $   12,745          $   12,885
   Accounts payable                                                   44,028              26,019
   Accrued compensation and benefits                                  26,466              25,950
   Accrued liabilities                                                17,014              20,746
   Deferred income taxes                                                 309               1,136
   Income taxes payable                                               13,407               9,969
                                                                      ------               -----
      Total current liabilities                                      113,969              96,705

Non-current portion of long-term debt                                 64,717              77,601
Deferred gain on joint venture                                         9,694               9,845
Deferred income taxes                                                  4,959               4,229
Other non-current liabilities                                         10,361               8,279
                                                                      ------               -----
      Total liabilities                                              203,700             196,659
                                                                     -------             -------
Shareholders' equity:
   Common stock                                                      313,048             303,015
   Accumulated surplus                                                47,317              14,990
   Accumulated other comprehensive income                             24,175              30,239
                                                                      ------              ------
      Total shareholders' equity                                     384,540             348,244
                                                                     -------             -------
      Total liabilities and shareholders' equity                  $  588,240          $  544,903
                                                                  ==========          ==========


                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (In thousands)
                                                       (Unaudited)

                                                                                           Three Months Ended
                                                                                           ------------------
                                                                                         July 2,            July 4,
                                                                                          2004               2003
                                                                                          ----               ----
Cash flow from operating activities:
    Net Income                                                                          $ 19,487           $  8,105

    Adjustments  to  reconcile  net  income to net cash  provided  by  operating activities:
         Depreciation expense                                                              1,981              2,243
         Amortization expense                                                              2,115              1,931
         Provision for doubtful accounts                                                   1,162              (299)
         Amortization of debt issuance cost                                                  121              2,760
         Deferred income taxes                                                               219              1,127
         Other                                                                             (347)              1,603

    Add decrease (increase) in assets:
         Accounts receivables, net                                                      (14,419)           (17,436)
         Inventories                                                                     (5,646)            (7,425)
         Other current and non-current assets                                              (585)            (1,518)
         Effect of foreign currency translation adjustment                                 1,624              2,456

    Add increase (decrease) in liabilities:
         Accounts payable                                                                  9,864              6,208
         Accrued compensation and benefits                                                 2,863              4,606
         Accrued liabilities                                                                 227            (3,200)
         Deferred gain on joint venture                                                        -              (194)
         Income taxes payable                                                              2,678                 52
                                                                                           -----                 --
 Net cash provided by operating activities                                                21,344              1,019

 Cash flows from investing activities:
     Acquisitions, net of cash acquired                                                  (1,659)            (4,648)
     Acquisition of property and equipment                                               (3,524)            (2,015)
     Proceeds from disposal of property and equipment                                        494               (28)
     Cost of capitalized patents                                                               -                (9)
                                                                                                                --
 Net cash used in investing activities
                                                                                         (4,689)            (6,700)

 Cash flow from financing activities:
     Issuance of common stock                                                              5,287             43,846
     Collections (Payments) of notes receivable                                               12                833
     Payments on long-term debt and revolving credit lines                               (7,162)           (22,370)
                                                                                         ------            -------
 Net cash provided by (used) in financing activities                                     (1,863)             22,309

 Effect of exchange rate changes on cash and cash equivalents                              (336)                668

 Net decrease in cash and cash equivalents                                                14,456             17,296
 Cash and cash equivalents - beginning of period                                          40,201             13,529
                                                                                          ------             ------
 Cash and cash equivalents - end of period                                              $ 54,657           $ 30,825
                                                                                        ========           ========
 Supplemental disclosures of cash flow information:
     Cash paid during the period for:
        Income taxes, net of refunds                                                    $  1,749           $    359
                                                                                        ========           ========







                                              Q2'03        % of        Q1'04        % of       Q2'04      % of      YTD'04   % of
                                              Actual        Rev       Actual         Rev       Actual      Rev      Actual    Rev
                                              ------        ---       ------         ---       ------      ---      ------    ---
Income Statement Metrics
      Total Revenue                           $ 138,132               $ 156,509              $ 179,451            $ 335,960
                                              ---------               ---------              ---------            ---------
         Engineering & Construction              95,797                 102,481                117,236              219,717
         Trimble Field Solutions                 19,950                  24,713                 30,831               55,544
         Component Technologies                  16,820                  16,415                 18,616               35,031
         Trimble Mobile Solutions                 3,651                   5,262                  5,225               10,487
         Portfolio Technologies                   1,914                   7,638                  7,543               15,181

      Gross Margin                                51.5%                   48.4%                  49.2%                48.8%
                                                  ----                    ----                   -----                -----

      Total Segment Income                    $  24,325     18%       $   25,737     16%     $  34,895     19%    $  60,632    18%
                                              ---------     ---       ----------     ---     ---------     ---    ---------    ---
         Engineering & Construction              18,623     19%           16,498     16%        22,836     19%       39,334    18%
         Trimble Field Solutions                  3,555     18%            6,054     24%         9,026     29%       15,080    27%
         Component Technologies                   4,558     27%            3,926     24%         4,051     22%        7,977    23%
         Trimble Mobile Solutions               (2,025)    -55%          (1,643)    -31%       (1,754)    -34%      (3,397)   -32%
         Portfolio Technologies                   (386)    -20%              902     12%           736     10%        1,638    11%

      Corporate and Other Charges             $ (7,204)               $  (7,499)             $ (8,225)            $(15,724)

      Non-operating expense and income
      taxes                                   $ (9,016)               $  (5,398)             $ (7,183)            $(12,581)
                                              ---------               ----------             ---------            ---------

      Net Income (loss)                       $   8,105               $   12,840             $  19,487            $  32,327
                                              =========               ==========             =========            =========

      GAAP operating margin%                      12.4%                    11.7%                 14.9%                13.4%
      Non-GAAP operating margin%                  14.2%                    13.0%                 16.4%                14.8%

      GAAP EPS                                $    0.16               $     0.24               $  0.36            $    0.59
      Fully-taxed (35%) Non-GAAP EPS          $    0.20               $     0.21               $  0.32            $    0.52
                                              ---------               ----------               -------            ---------

Balance Sheet Metrics
      Cash & Cash Equivalents                 $  30,825               $   40,201             $  54,657

      Accounts Receivables, Net               $ 109,657               $  116,030             $ 127,835

      Inventories, Net                        $  71,108               $   64,910             $  69,836

      Total Debt                              $ 110,737               $   84,645             $  77,462
         Short Term Debt                         12,623                   12,795                12,745
         Long Term Debt                          98,114                   71,850                64,717

      Equity                                  $ 283,573               $  362,035             $ 384,540
                                              ---------               ----------             ---------

Cashflow Metrics

      Cash Flow from (used in ) Operations*   $   1,019               $    8,685             $  21,344            $  30,029

      Working Capital                         $ 120,967               $  140,575             $ 154,934

      Capital Expenditures                    $   2,015               $    2,544             $   3,524            $   6,068

      Cash Interest                           $   7,117               $      826             $     777            $   1,603

      EBITDA                                  $  19,723               $   20,309             $  28,818            $  49,127
         Amortization of Intangibles              1,961                    2,035                 2,116                4,151
         Depreciation                             2,243                    2,191                 1,981                4,172
                                                  -----                    -----                 -----                -----

Financial Ratios
      Days Sales Outstanding                         69                       57                    58
      Days Sales in Inventory                        97                       73                    70
      Current ratio                                 2.2                      2.4                   2.4
      Debt to Equity                                0.4                      0.2                   0.2
                                                    ---                      ---                   ---
Other
      Headcount                                   2,039                    2,184                 2,155
                                                  -----                    -----                 -----

                              EBITDA RECONCILIATION
                                 (In thousands)
                                   (Unaudited)


                                                           Three Months Ended             Six Months Ended
                                                           ------------------             ----------------
                                                        July 2,          July 4,       July 2,        July 4,
                                                         2004            2003           2004           2003
                                                         ----            ----           ----           ----
GAAP net income                                      $   19,487       $   8,105       $  32,327      $  13,458

   Add back :

         Interest expenses, net                             878           6,014           1,856          9,389

         Income tax                                       4,356           1,400           6,621          2,400

         Depreciation expense                             1,981           2,243           4,172          4,460

         Amortization of purchased intangibles            2,116           1,961           4,151          3,938
                                                          -----           -----           -----          -----
 EBITDA                                              $   28,818       $  19,723       $  49,127      $  33,645
                                                     ==========       =========       =========      =========

              Non-GAAP Reconciliation-using GAAP effective tax rate
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                         Three Months Ended                 Six Months Ended
                                                                         ------------------                 ----------------
                                                                      July 2,        July 4,           July 2,         July 4,
                                                                        2004           2003             2004             2003
                                                                        ----           ----             ----             ----
GAAP income before income taxes                                      $ 23,843        $ 9,505         $ 38,948          $15,858

Non-GAAP adjustments :

    Amortization of purchased intangibles assets                        2,075          1,725            4,059            3,520
    Amortization of acquisition-related inventory step-up                 290              -              475                -
    Restructuring charges                                                 327            716              327            1,106
    Debt issuance charges                                                              2,224                             2,224
    Warrants charges                                                                   1,332                             1,332
                                                                                       -----                             -----
       Total Non-GAAP adjustments                                       2,692          5,997            4,861            8,182
                                                                        -----          -----            -----            -----

Non-GAAP income before income taxes                                    26,535         15,502           43,809           24,040

Income tax provision                                                    4,857          1,400            7,448            2,400
                                                                        -----          -----            -----            -----
Non-GAAP net income                                                  $ 21,678        $14,102         $ 36,361          $21,640
                                                                     ========        =======         ========          =======
Diluted Non-GAAP earnings per share                                  $   0.40        $  0.28         $   0.67          $  0.46
                                                                     ========        =======         ========          =======
Shares used in calculating diluted non-GAAP earnings per share         54,627         49,619           54,424           47,346
                                                                     ========        =======         ========          =======